SBC COMMUNICATIONS INC.

                              Officers' Certificate
                              ---------------------

                  Pursuant to Section 2.02(a) of the Indenture

A. Pursuant to Section 2.02(a) of the Indenture, dated as of November 1, 1994 (the "Indenture"), between SBC Communications Inc. (the "Company") and The Bank of New York, as Trustee (the "Trustee"), and pursuant to the resolutions of the Board of Directors of the Company adopted on April 28, 2000 (the "Resolutions"), attached hereto as Annex A, the undersigned officers, Donald E. Kiernan, Senior Executive Vice President and Chief Financial Officer, and Michael D. Wagner, Assistant Treasurer, do hereby certify that there is hereby established a Series (as that term is used in the Indenture) of the Securities (as that term is used in the Indenture) to be issued under the Indenture, which Series of Securities shall have the terms set forth below (unless otherwise defined, all capitalized terms shall have the meanings ascribed to them in the Indenture):

     1. The title of the Securities of the Series is "Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue" (the "Notes").

     2. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.08, 2.09, 2.12,
             3.06 or 9.05 of the Indenture) is unlimited.

     3. The date on which the principal of each of the Notes is payable shall be any Business Day (as defined in the Prospectus, as defined in Paragraph 4 below) from nine months or more from its date of issue, as established on behalf of the Company by any officer of the Company designated by resolution of the Board of Directors or the delegate of any such officer (each of the foregoing being an "Authorized Officer") from time to time, as evidenced by the settlement instructions (the "Settlement Instructions") furnished by the Company from time to time to the Trustee, by facsimile transmission or in written schedules, in each case providing substantially the information contained in Schedule A hereto.

     4. The rate or rates, or the method of determining the rate or rates, at which each of the Notes shall bear interest shall be determined and established by an Authorized Officer from time to time, as evidenced by the Settlement Instructions, and shall include those methods set forth in the



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             prospectus dated May 25, 2000, a prospectus supplement, dated
             August 28 , 2000, and any amendment or supplement thereto (collectively, the "Prospectus") relating to the Notes. Each Note will bear interest from its issue date, or, in the case of Notes issued upon transfer or exchange, from the most recent Interest Payment Date (as defined in the Prospectus) to which payment of interest has been made or duly provided for. Interest will be payable to the person in whose name a Note (or any Predecessor
             Note) is registered at the close of business on the Record Date next preceding the Interest Payment Date; provided, however, that interest payable at maturity and upon redemption will be payable to the person to whom principal shall be payable. Unless otherwise determined by an Authorized Officer, as evidenced by the Settlement Instructions, the Interest Payment Dates for Notes bearing interest at a fixed rate ("Fixed Rate Notes") shall be February 1 and August 1 of each year, and the Record Date with respect to any Interest Payment Date shall be the date fifteen (15) calender days immediately preceding such Interest Payment Date. The Interest Payment Dates for Notes bearing interest at a rate determined by reference to an interest rate formula ("Floating Rate Notes") shall be determined and established on behalf of the Company by an Authorized Officer from time to time, as evidenced by the Settlement Instructions. Unless otherwise determined by an Authorized Officer, as evidenced by the Settlement Instructions, the Record Date with respect to any Interest Payment Date for Floating Rate Notes shall be the date fifteen (15) calender days immediately preceding such Interest Payment Date. Notwithstanding the foregoing, the first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date and will be payable to the person to whom the Note shall have been issued.

     5. Interest (other than interest payable at maturity and upon redemption) on Notes in definitive form will be paid by check and mailed to the address of the person entitled thereto as it appears in the Security Register. Notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and term (or a holder of the equivalent thereof in a specified currency other than U.S. dollars) shall be entitled to receive such interest payments in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Record Date. Interest (other than interest payable at maturity and upon redemption) on Notes in global form will be paid by wire transfer to The Depository Trust Company or its nominee in accordance with the Medium-Term


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             Notes, Series A, Administrative Procedures. The principal, premium, if any, and interest due at maturity or upon redemption, as the case may be, on the Notes shall be payable at the office or agency of the Company maintained in the Borough of Manhattan, The City of New York for that purpose and will be made in immediately available funds, provided that such Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

     6. If an Initial Redemption Date for a Note is determined by an Authorized Officer, as evidenced in any Settlement Instructions, such Note shall be redeemable at the option of the Company on or after a specified date prior to maturity on at least 30 days', but not more than 60 days', notice to the holders of such Note, at prices declining from par or a specified premium to par after a later date, together with the accrued interest to the date of redemption, all as may be determined by an Authorized Officer, as evidenced by the Settlement Instructions.

     7. There is no obligation of the Company to redeem, repay or purchase the Notes pursuant to any sinking fund or analogous provision. The Notes may be subject to repayment at the option of a holder thereof on a date or dates specified prior to maturity on at least 30 days', but no more than 45 days', notice to the Trustee of the holder's exercise of its repayment option, at certain prices together with accrued interest to the date of repayment, all as may be determined by an Authorized Officer, as evidenced by the Settlement Instructions.

     8. Unless otherwise specified in the Prospectus, Notes shall be issued only in registered form in minimum denominations of U.S. $1,000 and any amount in excess thereof that is an integral multiple of U.S. $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, the authorized denominations set forth in the Prospectus.

     9.      [Not applicable.]

     10./15. The Notes shall be issued in fully registered form and shall be represented by either a global certificate registered in the name of a nominee of The Depository Trust Company or other depository, or a certificate issued in definitive form, as specified in the Prospectus.

     11.     [Not applicable.]



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     12.     The Notes shall be denominated, and principal of and premium, if any, and interest on the Notes shall be payable, in U.S. dollars or in other applicable currencies or currency units, including the Euro.

     13.     [Not applicable.]

     14.     [Not applicable.]

     15.     [See 10. above.]

     16. Any other terms of the Notes (which terms shall not be inconsistent with this Officers' Certificate or the provisions of the Indenture) shall be determined and established by an Authorized Officer from time to time, as evidenced by the Settlement Instructions, including any changes to the terms set forth in the forms of the Fixed Rate Notes and the Floating Rate Notes, attached hereto as Annex B, and the Prospectus, attached hereto as Annex C.

     17. The forms of the Fixed Rate Notes and the Floating Rate Notes are hereby approved in the form attached as Annex B.

     18.     [Not applicable.]

B.   Each of the undersigned has read the Indenture, including the provisions of
     Section 2.02 and the definitions relating thereto, and the Resolutions. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all the conditions precedent provided in the Indenture relating to the establishment of the form and terms of a Series of Securities under the Indenture, designated as the Notes in this Officers' Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.




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         IN WITNESS WHEREOF, the undersigned have hereunto executed this
Officers' Certificate as of the 28th day of August, 2000.



                                                   /s/ Donald E. Kiernan
                                               ---------------------------------
                                                     Donald E. Kiernan
                                               Senior Executive Vice President,
                                                   Chief Financial Officer



                                                   /s/ Michael D. Wagner
                                               ---------------------------------
                                                       Michael D. Wagner
                                                      Assistant Treasurer




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